EXHIBIT 99.1

3D Systems Acquires Leading Chinese 3D Printing Sales and Service Provider, Expanding Its Regional Presence

ROCK HILL, S.C., April 6, 2015 (GLOBE NEWSWIRE) -- 3D Systems (NYSE:DDD) announced today that it acquired Easyway Design and Manufacture Co. in China, including its wholly owned subsidiaries comprising the Easyway Group, creating 3D Systems China. Easyway is a leading Chinese 3D printing sales and service provider with key operations in Shanghai, Wuxi, Beijing, Guangdong and Chongqing. Terms of the transaction were not disclosed.

"We are excited to become part of 3D Systems, a leading provider of the most complete portfolio of 3D digital design and fabrication solutions available today," said May Zhou, General Manager, Easyway. "We plan to leverage our collective knowledge and experience for the benefit of our customers by building a stronger local presence and immediately delivering the full range of 3DS products throughout China."

Easyway brings to 3DS extensive and experienced greater China sales and service coverage, substantial service bureau production capabilities and long-term, key relationships with leading Chinese automotive, medical and consumer goods companies, including VW, Nissan, Philips, Omron, Black & Decker, Panasonic and Honeywell.

Concurrently, the company today announced the formation of 3D Systems China under the capable leadership of May Zhou, Easyway's founder. The acquisition provides 3DS with a strong platform to scale its in-country Quickparts custom manufacturing operations and multiplexes its 3D printing reseller coverage.

"We are thrilled to join forces with Easyway and together expand our business in China," commented Avi Reichental, President and Chief Executive Officer, 3DS. "With operations in key Chinese cities and well-established 3D printing sales and service bureau operations, Easyway represents the cornerstone of our expansion plans for China."

"We believe that the strong relationship and strategic fit between our companies, combined with Easyway's on-the-ground infrastructure, coverage and deep customer relationships, could present significant benefits for our customers, sizeable growth opportunities for us and long term value for our shareholders," concluded Reichental.

Learn more about 3DS' commitment to manufacturing the future today at www.3dsystems.com.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company.  The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. 3D Systems undertakes no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

About 3D Systems

3D Systems provides the most advanced and comprehensive 3D digital design and fabrication solutions available today, including 3D printers, print materials and cloud-sourced custom parts. Its powerful ecosystem transforms entire industries by empowering professionals and consumers everywhere to bring their ideas to life using its vast material selection, including plastics, metals, ceramics and edibles. 3DS' leading personalized medicine capabilities save lives and include end-to-end simulation, training and planning, and printing of surgical instruments and devices for personalized surgery and patient specific medical and dental devices. Its democratized 3D digital design, fabrication and inspection products provide seamless interoperability and incorporate the latest immersive computing technologies. 3DS' products and services disrupt traditional methods, deliver improved results and empower its customers to manufacture the future now.

Leadership Through Innovation and Technology

  3DS invented 3D printing with its Stereolithography (SLA) printer and was the first to commercialize it in 1989.
  3DS invented Selective Laser Sintering (SLS) printing and was the first to commercialize it in 1992.
  3DS invented the ColorJet Printing (CJP) class of 3D printers and was the first to commercialize 3D powder-based systems in 1994.
  3DS invented MultiJet Printing (MJP) printers and was the first to commercialize it in 1996.
  3DS Medical Modeling pioneered virtual surgical planning (VSP) and its services are world-leading, helping many thousands of patients on an annual basis.

Today its comprehensive range of 3D printers is the industry's benchmark for production-grade manufacturing in aerospace, automotive, patient specific medical device and a variety of consumer, electronic and fashion accessories.

More information on the company is available at www.3dsystems.com.

CONTACT: Investor Contact: Stacey Witten
         Email: Investor.Relations@3dsystems.com

         Media Contact: Wendy Pinckney
         Email: Press@3dsystems.com